UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024
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Context Therapeutics Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40654	86-3738787
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
(Address of principal executive offices including zip code)

(267) 225-7416
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading	Name of exchange
	Symbol	on which registered
Common Stock	CNTX	The Nasdaq Stock Market
$0.001 par value per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2024, upon the recommendation of the Nominating and Corporate Governance Committee ("Nominating Committee") of the Board of Directors (the “Board”) of Context Therapeutics Inc. (the “Company”), and pursuant to the Amended and Restated Bylaws of the Company, the Board increased its size from five members to seven members and appointed Dr. Karen L. Smith and Dr. Luke Walker as members of the Board. In addition, the Board appointed Dr. Smith to the Compensation Committee and Dr. Walker to the Nominating Committee, each with an initial term expiring at the Company’s 2027 annual meeting of stockholders.

Dr. Karen L. Smith is a biopharmaceutical thought leader with over 20 years of experience bringing drugs into the clinic and through commercialization. She has been a key contributor to the successful development of multiple approved products in several therapeutic areas, including oncology (Herceptin, Vyxeos), rare disease (Defitelio), cardiology (Irbesartan), dermatology (Voluma, Botox), neuroscience (Abilify) and anti-infectives (Teflaro). Since November 2018, Dr. Smith has been providing consulting services internationally. Dr. Smith most recently served as Chief Medical Officer for Quince Therapeutics, Inc./Novosteo, Inc., a private biopharmaceutical company from January 2022 to September 2023, having previously served as Chief Medical Officer for Emergent BioSolutions, Inc. from April 2020 to December 2021. From May 2019 to January 2020, Dr. Smith served as President and Chief Executive Officer of Medeor Therapeutics, Inc., a biotechnology company. Previously, she was Global Head of Research & Development and Chief Medical Officer of Jazz Pharmaceuticals. Earlier in her career, Dr. Smith held senior leadership roles at Allergan, AstraZeneca, and Bristol Myers Squibb. Previously, Dr. Smith served on the Board of Directors of Antares Pharma (acquired by Halozyme for $960 million), Acceleron Pharma (acquired by Merck for $11.5 billion), Mariana Oncology (acquired by Novartis for $1 billion upfront), and Sucampo Pharmaceuticals (acquired by Mallinckrodt for $1.2 billion). Dr. Smith currently serves on the boards of directors of Aurinia Pharmaceuticals, Capstan Therapeutics, Sangamo Therapeutics, and Skye Bioscience. Dr. Smith previously served on the board of directors of Talaris Therapeutics, Inc., a public biotechnology company from June 2022 to October 2023, Antares Pharma, Inc., a public pharmaceutical company from March 2019 to May 2022, and Acceleron Pharma, Inc., a public biopharmaceutical company from November 2017 to December 2021.

Dr. Luke Walker has more than 20 years of clinical development experience as both an executive and board member. Most recently, from October 2022 to August 2024, he was the Chief Medical Officer of Harpoon Therapeutics, an oncology-focused biopharmaceutical company where he was responsible for oversight of all aspects of clinical development programs using Harpoon’s TriTAC T-cell engager platform, which was acquired by Merck in March 2024 for $680 million. From March 2018 to October 2022, Dr. Walker was Vice President of Clinical Development at Seagen, where he was the global development lead for Tukysa (tucatinib) through the program's successful completion of a pivotal registrational trial and successful regulatory approvals. Earlier, Dr. Walker was Senior Vice President of Clinical Development at Cascadian Therapeutics, which was acquired by Seagen in 2018 for $614 million. Dr. Walker began his career as a practicing medical oncologist and hematologist at Providence Regional Medical Center and with the Everett Clinic. Dr. Walker currently serves on the board of directors of Zentalis Pharmaceuticals.

Pursuant to the Company’s non-employee director compensation program, each of Dr. Smith and Dr. Walker were granted on the date of their appointments options to purchase 19,315 shares of the Company’s common stock, which vest and become exercisable on the earlier of (i) June 13, 2025 or (ii) the date of the Company’s 2025 annual meeting of stockholders. Dr. Smith and Dr. Walker will also each receive cash compensation for their service on the Board, and each committee of the Board, in accordance with the Company’s non-employee director compensation program, as such program may be amended from time to time, which currently consists of a $40,000 annual cash retainer, payable quarterly, for Board service.

There is no arrangement or understanding between either of Dr. Smith or Dr. Walker and any other person pursuant to which each was appointed as a director. Neither Dr. Smith or Dr. Walker is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that each of Dr. Smith and Dr. Walker is an independent director in accordance with the listing requirements of The Nasdaq Stock Market LLC.

Item 7.01. Regulation FD Disclosure.

On September 4, 2024, the Company issued a press release announcing the appointments of Dr. Smith and Dr. Walker to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, and Exhibit 99.1 attached hereto, are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.    Description
99.1        Press Release issued by Context Therapeutics Inc., dated September 4, 2024
104        Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2024	Context Therapeutics Inc.

By: /s/ Martin A. Lehr
Name: Martin A. Lehr
Title: Chief Executive Officer